                              SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                           PROTECTIVE LIFE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           PROTECTIVE LIFE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------
   5) Total fee paid:

      -------------------------------------------------------------------------

   / /   Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

      -------------------------------------------------------------------------
   2) Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------------
   3) Filing Party:

      -------------------------------------------------------------------------
   4) Date Filed:

      -------------------------------------------------------------------------

                                        March 29, 1996







To the Stockholders of Protective Life Corporation:

You are invited to attend the 1996 Annual Meeting of Stockholders of Protective Life Corporation, which will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 6, 1996 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1995 Annual Report to Stockholders.

At the Annual Meeting, stockholders will elect directors for the forthcoming year and consider for approval the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers. These Deferred Compensation Plans allow eligible directors and officers of the Company to voluntarily elect to defer certain compensation. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

                                         Sincerely yours,


                                         /s/ DRAYTON NABERS, JR.
                                         --------------------------------------
                                         Drayton Nabers, Jr.
                                         Chairman of the Board, President
                                         and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
 Letter from the Chairman of the Board, President and Chief Executive
  Officer..................................................................    1
 Notice of 1996 Annual Meeting of Stockholders.............................    2
 Proxy Statement...........................................................    3
 General Information.......................................................    3
   Voting Securities and Record Date.......................................    4
   Principal Stockholders..................................................    5
*Election of Directors....................................................     8
   Election of Directors and Information about Nominees....................    8
   Vote Required...........................................................   11
   Certain Information Concerning the Board of Directors and Its
    Committees.............................................................   11
   Director's Fees.........................................................   12
   Compensation Committee Interlocks and Insider Participation.............   12
 Executive Compensation....................................................   14
 Performance Share Plan....................................................   14
 Pension Plan..............................................................   15
 Severance Compensation Agreements.........................................   16
 Compensation and Management Succession Committee's Report on Executive
  Compensation.............................................................   16
   Salary..................................................................   17
   Annual Incentive Plan...................................................   17
   Performance Share Plan..................................................   18
   $1 Million Limit on Executive Compensation..............................   19
 Performance Comparison....................................................   20
 Certain Transactions......................................................   22
*Proposals to Approve Deferred Compensation Plans.........................    23
 Other Information.........................................................   25
   Independent Public Accountants..........................................   25
   Annual Reports Available................................................   26
   Stockholder Proposals...................................................   26

------------------------
*To be voted on at the Annual Meeting of Stockholders

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1996

                            ------------------------

TO THE STOCKHOLDERS OF PROTECTIVE LIFE CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders of Protective Life Corporation will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 6, 1996 at 10:00 a.m., CDT, for the following purposes:

    (a) to elect 13 directors to serve for the ensuing year,

    (b) to consider and vote upon the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, described in the accompanying Proxy Statement, whereby eligible directors of the Company may voluntarily elect to defer all or any portion of their directors' fees,

    (c) to consider and vote upon the Company's Deferred Compensation Plan for Officers, described in the accompanying Proxy Statement, whereby eligible officers of the Company may voluntarily elect to defer all or any portion of their bonuses, and

    (d) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The close of business on Friday, March 8, 1996 has been fixed by the Board of Directors as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

    The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ JOHN K. WRIGHT
                                          -------------------------------------
                                          JOHN K. WRIGHT, SECRETARY

March 29, 1996

                          PROTECTIVE LIFE CORPORATION
                                 P. O. BOX 2606
                           BIRMINGHAM, ALABAMA 35202

                            ------------------------

                      PROXY STATEMENT DATED MARCH 29, 1996
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1996

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of Protective Life Corporation, a Delaware corporation ("Company"), in connection with the solicitation of proxies on behalf of Management to be used in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, May 6, 1996. If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, shares represented thereby will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF THE COMPANY'S DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY AND THE COMPANY'S DEFERRED COMPENSATION PLAN FOR OFFICERS, AS RECOMMENDED BY THE BOARD OF DIRECTORS AND DESCRIBED HEREIN. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 29, 1996.

    The enclosed form of proxy provides a method for stockholders to withhold authority or abstain from voting. If a stockholder makes such a direction, his shares will not be voted either for or against a proposal but would be counted for the purposes of determining that a quorum of the stockholders would be present at the meeting. While there may be instances in which a stockholder may consider abstaining, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

    A stockholder may revoke his proxy at any time before such proxy is voted by giving a proxy bearing a later date or written notice of such revocation (in either case delivered to the Secretary of the Company at its principal office prior to the time of taking the vote) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

    A quorum of stockholders (stockholders owning a majority of the outstanding shares of the Company entitled to vote) must be present, in person or by proxy, to conduct business at the Annual Meeting of Stockholders, and a majority vote of those shares issued and outstanding is required to vote "for" a proposal in order for such proposal to be adopted. Both abstentions and broker non-votes are included in determining the number of stockholders present for quorum purposes. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on some proposals. As required by Delaware law, abstentions (but not broker non-votes) are counted in calculating the number of shares voting on a particular proposal. In counting votes on a particular proposal, only those votes clearly indicated as voting "for" a proposal are counted as such. Abstentions are recorded and counted separately and have the effect of votes against the proposal being voted upon.

    As votes are received they are compared with the list of stockholders as of March 8, 1996 to ensure that the stockholders are entitled to vote and are voting their authorized number of shares. Votes for each proposal are tallied by the Internal Audit Department of the Company. All proxies, work papers, and summaries of results are then reviewed by an independent panel of proxy judges.

    The Company will bear all costs in connection with this solicitation. In addition to the use of the mails, proxies may be solicited in person or by telephone, by officers or employees of the Company or its subsidiaries, who will not be separately compensated therefor. Brokerage houses, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of Company Common Stock held of record by them and will be reimbursed for their reasonable expenses in connection with such mailing or other communication with the beneficial owners.

    The Management of the Company does not know of any matters that may be brought before the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. If any other matters should properly be brought before the Annual Meeting or any adjournment thereof, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING IT, UNLESS "AUTHORIZATION WITHHELD" IS INDICATED IN THE APPROPRIATE BOX OF THE PROXY.

THIS SOLICITATION IS MADE BY MANAGEMENT OF THE COMPANY.

VOTING SECURITIES AND RECORD DATE

    Shares of common stock ("Common Stock"), $0.50 par value per share, are the only voting securities of the Company and each share is entitled to one vote. Only holders of record of Common Stock at the close of business on March 8, 1996 will be entitled to vote at the Annual Meeting. As of that date, there were 31,336,462 shares of Common Stock of the Company issued, of which 2,539,273 shares were held as treasury shares, leaving 28,797,189 shares issued, outstanding and entitled to vote at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 18, 1996 with respect to (i) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock, (ii) each current director, the nominees, and each of the executive officers named in the Summary Compensation Table contained herein, and
(iii) all directors and executive officers of the Company and such nominees for election as a director, as a group:

                                                        AMOUNT AND NATURE OF BENEFICIAL
                                                                 OWNERSHIP (1)
                                                      -----------------------------------      PERCENT
                                                                               SHARED            OF
NAME OF BENEFICIAL OWNER                                 SOLE POWER           POWER (2)       CLASS (1)
--------------------------------------------------    -----------------     -------------     ---------
William J. Rushton III............................      654,547(3)             11,094(4)       2.3%
John W. Woods.....................................        6,365                -0-             *
William J. Cabaniss, Jr...........................       96,144                76,976          *
H. G. Pattillo....................................        8,000                20,000          *
Drayton Nabers, Jr................................      100,614(5)             10,554          *
John J. McMahon, Jr...............................       12,019(6)             18,000          *
A. W. Dahlberg....................................        2,433                -0-             *
John W. Rouse, Jr.................................        2,630                -0-             *
Robert T. David...................................        4,021                -0-             *
Ronald L. Kuehn, Jr...............................        1,861                -0-             *
Herbert A. Sklenar................................        1,325                 1,366          *
James S. M. French................................          500                 4,900(7)       *
Robert A. Yellowlees..............................        1,500                -0-             *
R. Stephen Briggs.................................       55,632(8)             -0-             *
John D. Johns.....................................        9,090(9)              2,100          *
Jim E. Massengale.................................       52,191(10)               350          *
A. S. Williams III................................       43,789(11)            -0-             *
All current directors, the nominees, and executive
 officers as a group (24 individuals).............    1,143,206(12)(13)       145,340          4.5%
AmSouth Bank of Alabama in various fiduciary
 capacities.......................................       -0-                3,797,719(14)     13.2%(14)
Nicholas Company, Inc.............................    2,319,920(15)            -0-             8.1%(15)
Firstar Corporation...............................    1,705,800(16)           126,500(16)      6.4%(16)

------------------------
*less than one percent

 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

 (2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

  (3) Includes 30,953 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Rushton has sole voting power.

  (4) Shares owned by the wife of Mr. Rushton.

  (5) Includes 5,833 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Nabers has sole voting power. Also, includes 50,059 share equivalents allocated to Mr. Nabers' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Nabers who will have sole voting power over the shares at that time.

  (6) Includes 2,875 share equivalents allocated to Mr. McMahon's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. McMahon who will have sole voting power over the shares at that time.

  (7) Includes 4,000 shares of Company Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman, President, and Chief Executive Officer.

  (8) Includes 12,249 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Briggs has sole voting power. Also, includes 19,770 share equivalents allocated to Mr. Briggs' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Briggs who will have sole voting power over the shares at that time.

  (9) Includes 781 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Johns has sole voting power. Also, includes 6,109 share equivalents allocated to Mr. Johns' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Johns who will have sole voting power over the shares at that time.

 (10) Includes 14,381 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Massengale has sole voting power. Also, includes 8,880 share equivalents allocated to Mr. Massengale's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Massengale who will have sole voting power over the shares at that time.

 (11) Includes 11,930 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Williams has sole voting power. Also, includes 21,119 share equivalents allocated to Mr. Williams' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Williams who will have sole voting power over the shares at that time.

 (12) No officer or director owns any stock of any affiliate of the Company.

 (13) Included are the interests of the persons as of December 31, 1995 in 91,261 shares held in the Company's 401(k) and Stock Ownership Plan, which owned a total of 1,285,774 shares on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's accounts. The 743,462 shares held in the Company's 401(k) and Stock Ownership Plan Trust which have not been allocated to participants will be voted by the Trustees in accordance with the majority of the vote of all participants. Also, includes 157,761 share equivalents allocated to the deferred compensation accounts of participating directors and executive officers as a group pursuant to the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers.

 (14) AmSouth Bank of Alabama (formerly, AmSouth Bank N.A.), 1900 5th Avenue North, Birmingham, Alabama 35203, has advised the Company that the bank, in its capacity as fiduciary of various trusts and estates, may be deemed  the  beneficial  owner, as of  December 31, 1995,  of 3,807,719 shares of Common Stock of the Company, for which the bank has no sole voting or investment power, but has shared voting power with respect to 3,797,719 shares and shared investment power with respect to 2,596,592 shares. AmSouth Bank of Alabama has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of the Company. AmSouth Bank of Alabama reported its beneficial ownership as of December 31, 1995 as 13.2%. The table shows the percentage based on 28,797,189 shares of Common Stock outstanding on March 18, 1996.

 (15) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1995, of 2,319,920 shares of Common Stock of the Company, for which Nicholas Company, Inc. has no shared investment power and no voting power, but has sole investment power with respect to 2,319,920 shares. Nicholas Company, Inc. has further advised the Company that none of its separate clients other than Nicholas Fund, Inc. holds as much as 5% of the outstanding shares of the Company. Nicholas Fund, Inc. has advised the Company that it, in its capacity as an investment company, may be deemed the beneficial owner, as of December 31, 1995, of 1,518,500 shares of Common Stock of the Company included within the shares reported by Nicholas Company, Inc. Nicholas Fund, Inc. has sole voting power with respect to 1,518,500 shares, but has no investment power and no shared voting power. Nicholas Company, Inc. reported its beneficial ownership as of December 31, 1995 as 8.06%. The table shows the percentage based on 28,797,189 shares of Common Stock outstanding on March 18, 1996.

 (16) Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as a holding company, may be deemed the beneficial owner, as of December 31, 1995, of 1,832,300 shares of Common Stock of the Company. Firstar Corporation has sole voting power with respect to 1,618,000 shares, sole investment power with respect to 1,705,800 shares, shared voting power with respect to 125,500 shares, and shared investment power with respect to 126,500 shares. A subsidiary of Firstar Corporation, Firstar Investment Research & Management Company, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1995, of 1,832,300 shares of Common Stock of the Company. Firstar Investment Research & Management
      Company has sole voting power with respect to 688,200 shares, sole investment power with respect to 776,000 shares, shared voting power with respect to 1,047,540 shares, and shared investment power with respect to 1,056,300 shares. Firstar Corporation reported its beneficial ownership as of December 31, 1995 as 6.4%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 28,797,189 shares of Common Stock outstanding on March 18, 1996.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS AND INFORMATION ABOUT NOMINEES

    Unless "Withhold Authority" is specified in the proxy as to all or some of the nominees, the persons named in the accompanying proxy intend to vote the shares represented by such proxy, if properly dated and signed, for the election as directors of the thirteen nominees listed herein, all of whom are now directors of the Company except for Messrs. French and Yellowlees, who were nominated by the Board of Directors on March 4, 1996.

    Mr. James S. M. French is Chairman, President, and Chief Executive Officer of Dunn Investment Company.

    Mr. Robert A. Yellowlees is Chairman of the Board, President, and Chief Executive Officer of National Data Corporation.

    If elected, each of the thirteen nominees shall serve as a director of the Company until the 1997 Annual Meeting of Stockholders and thereafter until his successor shall have been elected and shall qualify, except as otherwise provided in the By-laws. Should one or more of such nominees become unavailable or ineligible to serve, it is intended that the shares represented by the proxy will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominee or nominees as Management may designate. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

    After ten years of valuable service to the Board, Edward L. Addison retired from his position as director of the Company effective December 12, 1995.

    The information in the following table and the notes thereto with respect to each nominee for election as a director with regard to his age, principal occupation or employment for the last five years, and certain other directorships of the nominee has been furnished to the Company by the respective nominees. No nominee, other than Mr. Nabers, has any position or office with the Company or any subsidiary. The table and notes also indicate the nominees' present committee memberships.

                                                                            PROTECTIVE LIFE
                                                                              OR COMPANY
           NAME              AGE   PRINCIPAL OCCUPATION AND DIRECTORSHIPS   DIRECTOR SINCE
---------------------------  ---  ----------------------------------------  ---------------
William J. Rushton III       66   Chairman Emeritus of the Company and,         1956(g)
                                  formerly, its Chairman of the Board, its
                                  Chairman of the Board and Chief
                                  Executive Officer, and its President;
                                  Director, Alabama Power Company and The
                                  Southern Company. (a)(b)(e)

                                                                            PROTECTIVE LIFE
                                                                              OR COMPANY
           NAME              AGE   PRINCIPAL OCCUPATION AND DIRECTORSHIPS   DIRECTOR SINCE
---------------------------  ---  ----------------------------------------  ---------------
John W. Woods                64   Chairman of the Board of AmSouth              1970
                                  Bancorporation (bank holding company)
                                  and, formerly, its Chairman of the Board
                                  and Chief Executive Officer and its
                                  President; also Chairman of the Board of
                                  AmSouth Bank of Alabama and, formerly,
                                  its Chairman of the Board and Chief
                                  Executive Officer and its President;
                                  Director, AmSouth Bancorporation,
                                  AmSouth Bank of Alabama, Alabama Power
                                  Company, and McWane, Inc. (a)(c)(e)

William J. Cabaniss, Jr.     57   President of Precision Grinding, Inc.         1974(h)
                                  (machine grinding); Director, Precision
                                  Grinding, Inc., AmSouth Bank of Alabama,
                                  and Birmingham Steel Corporation.
                                  (a)(b)(d)

H. G. Pattillo               69   Chairman of the Board and President,          1979
                                  Pattillo Construction Company, Inc.
                                  (industrial construction); Director,
                                  John H. Harland Company, SunTrust Bank,
                                  Atlanta, SunTrust Banks, Inc., and
                                  Simpson Paper Company. (e)

Drayton Nabers, Jr.          55   Chairman of the Board, President and          1982
                                  Chief Executive Officer of the Company
                                  and, formerly, its President and Chief
                                  Executive Officer and its President and
                                  Chief Operating Officer; Director,
                                  Energen Corporation, National Bank of
                                  Commerce of Birmingham, and Alabama
                                  National Bancorporation. (a)(b)(e)(f)

John J. McMahon, Jr.         53   Chairman of the Board of McWane, Inc.         1987
                                  (pipe and valve manufacturing) and,
                                  formerly, its President; Director,
                                  McWane, Inc., National Bank of Commerce
                                  of Birmingham, and John H. Harland
                                  Company. (a)(c)(e)

A. W. Dahlberg               55   Chairman of the Board, President and          1987
                                  Chief Executive Officer of The Southern
                                  Company (electric utilities) and,
                                  formerly, its President; formerly,
                                  President and Chief Executive Officer,
                                  Georgia Power Company; Director, The
                                  Southern Company, Georgia Power Company,
                                  Southern Company Services, Inc., Alabama
                                  Power Company, Southern Electric
                                  International, Southern Nuclear
                                  Operating Company, SunTrust Bank,
                                  Atlanta, SunTrust Banks of Georgia,
                                  Inc., and Equifax, Inc. (c)

John W. Rouse, Jr.           58   President and Chief Executive Officer,        1988
                                  Southern Research Institute (scientific
                                  research); Director, Alabama Power
                                  Company. (a)(b)(d)


                                                                            PROTECTIVE LIFE
                                                                              OR COMPANY
           NAME              AGE   PRINCIPAL OCCUPATION AND DIRECTORSHIPS   DIRECTOR SINCE
---------------------------  ---  ----------------------------------------  ---------------
Robert T. David              57   Garrett Professor of Business                 1988
                                  Administration, Berry College; formerly,
                                  Vice President and Dean, School of
                                  Business, Samford University; President
                                  of Polatomic, Inc.; Director, Stockham
                                  Valves and Fittings, Inc., Polatomic,
                                  Inc., and Triad Guaranty Inc. (a)(b)(d)

Ronald L. Kuehn, Jr.         60   Chairman of the Board, President and          1990
                                  Chief Executive Officer, Sonat Inc.
                                  (energy and natural resources);
                                  Director, Sonat Inc., AmSouth
                                  Bancorporation, Southern Natural Gas
                                  Company, Union Carbide Corporation,
                                  Praxair, Inc., and Sonat Offshore
                                  Drilling Inc. (a)(b)(c)

Herbert A. Sklenar           64   Chairman and Chief Executive Officer of       1992
                                  Vulcan Materials Company (construction
                                  materials and chemicals) and, formerly,
                                  its President and Chief Executive
                                  Officer; Director, Vulcan Materials
                                  Company, AmSouth Bancorporation, and
                                  Temple-Inland, Inc. (a)(b)(c)

James S. M. French           55   Chairman of the Board, President, and         --
                                  Chief Executive Officer of Dunn
                                  Investment Company (materials,
                                  construction, and investment holding
                                  company); Director, Energen Corporation,
                                  Regions Financial Corporation, Hilb,
                                  Rogal and Hamilton Company, and Stockham
                                  Valves and Fittings, Inc.

Robert A. Yellowlees         57   Chairman of the Board, President, and         --
                                  Chief Executive Officer of National Data
                                  Corporation (information processing
                                  company) and, formerly, its President,
                                  Chief Executive Officer, and Chief
                                  Operating Officer; Chairman of the Board
                                  of Spectrum Research Group, Inc.
                                  (consultants on management of
                                  technology); Director, National Data
                                  Corporation and John H. Harland Company.

------------------------
(a) also a member of the Executive Committee
(b) also a member of the Finance and Investments Committee
(c) also a member of the Compensation and Management Succession Committee
(d) also a member of the Audit Committee
(e) also a member of the Board Structure and Nominating Committee
(f) also a director and/or current officer of each principal Company subsidiary
(g) with the exception of the period 1958-1962
(h) with the exception of the period November 1988-February 1992

VOTE REQUIRED

    To approve the election of the nominees as directors, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    To assist in carrying out its duties and responsibilities, the Board of Directors has an Executive Committee, a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, and a Board Structure and Nominating Committee, each composed of members of the Board. The members of each committee are identified by appropriate notes in the table on pages 8-10.

    The Executive Committee exercises the power of the Board of Directors, if necessary, between the meetings of the Board. The Company's Chairman is a standing member of the committee. This committee has broad authority to act on behalf of the Board of Directors whenever a meeting of the entire Board of Directors is not practical. The Executive Committee did not meet during 1995.

    The Finance and Investments Committee has responsibility for reviewing and acting upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries. The Finance and Investments Committee met seven times during 1995.

    The Audit Committee reviews internal controls, systems and procedures, accounting policies, and other significant aspects of the financial management of the Company, including the Company's internal audit functions. It also reviews with the Company's independent public accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants. The Audit Committee met three times during 1995.

    The Compensation and Management Succession Committee has oversight and ultimate charge and control of the compensation paid officers and employees of the Company and its subsidiaries, whether by salary or under any other compensation plan, including the Company's Annual Incentive Plan and its Performance Share Plan. This committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise. The Compensation and Management Succession Committee met two times during 1995.

    The Board Structure and Nominating Committee is charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The Board Structure and Nominating Committee met one time during 1995.

    Each of the committees reports its actions taken to the Board of Directors.

    The Board of Directors met six times during 1995. Each incumbent director attended at least 75% of the total number of meetings of the Board and the committees of which he was a member during 1995.

DIRECTOR'S FEES

    Mr. Nabers does not receive director's fees. Other directors receive an annual director's fee of $20,000. For each board meeting attended, the directors who reside in Birmingham receive $1,200 (increased from $1,000 in March 1996) and the directors who do not reside in Birmingham ("non-Birmingham directors") receive $2,100 (increased from $1,800 in March 1996) and reimbursement of their travel expenses. For each Executive Committee, Finance and Investments Committee, Audit Committee, Compensation and Management Succession Committee, or Board Structure and Nominating Committee meeting attended, the directors who reside in Birmingham receive $1,200 (increased from $1,000 in March 1996) and the non-Birmingham directors receive $1,300 (increased from $1,000 in March
1996). Non-Birmingham directors receive an additional fee of $500 and reimbursement of their travel expenses for attendance at Audit Committee, Compensation and Management Succession Committee, or Board Structure and Nominating Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Messrs. Dahlberg and Pattillo. Mr. Yellowlees, a nominee as director, would also be a non-Birmingham director.

    Directors and executive officers of the Company are required to report changes in their beneficial ownership of the Company's Common Stock to the Securities and Exchange Commission. In 1995, a report concerning a gift of 1,338 shares to charity by Mr. Rushton and a second report concerning the acquisition of 41.4 shares through the Company's Dividend Reinvestment Plan by Mr. Nabers' daughters were filed late.

    The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their director's fees. Director's fees so deferred are credited to the directors in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred director's fees will be distributed in stock or cash as specified by the directors in accordance with the Directors' Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company. The Directors' Plan is to be voted on by the stockholders of the Company at the 1996 Annual Meeting of Stockholders. For further information, see "Proposals to Approve Deferred Compensation Plans" on page 23 of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The  members  of  the  Compensation  and  Management  Succession   Committee
("Committee") are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. Messrs. McMahon

Woods, Dahlberg, Kuehn, and Sklenar are executive officers of McWane, Inc., AmSouth Bancorporation, The Southern Company, Sonat Inc., and Vulcan Materials Company, respectively.

    No member of the Committee was an officer or employee of the Company or any of its subsidiaries at any time during 1995. Also, no member of the Committee was formerly an officer of the Company or any of its subsidiaries.

    During 1995, McWane, Inc. and National Bank of Commerce of Birmingham, with which Committee member Mr. McMahon was affiliated, paid the Company's principal operating subsidiary, Protective Life Insurance Company or its affiliates ("Protective Life") premiums, fees, or investment product deposits for various types of insurance in the amounts of $264,747 and $89,825, respectively. Likewise, Sonat Inc., with which Committee member Mr. Kuehn was affiliated, and Vulcan Materials Company, with which Committee member Mr. Sklenar was affiliated, paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amounts of $360,000 and $4,396,374, respectively.

    Mr. Rushton, the Company's Chairman Emeritus (formerly, its Chairman of the Board), served as a director of AmSouth Bancorporation through April 1995. Mr. Woods, the Chairman of the Board of AmSouth Bancorporation, serves as a member of the Committee. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). In 1995, Protective Life and the Company paid $1,490,270 in credit and mortgage insurance and annuity commissions and $3,771,425 in interest, mortgage loan service fees, and other charges to AmSouth Bank of Alabama and other subsidiaries of AmSouth Bancorporation. Additionally, during 1995, AmSouth Bancorporation and certain of its subsidiaries paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $5,004,741.

    Mr. Rushton serves as a director of The Southern Company. Mr. Dahlberg, the Chairman of the Board, President and Chief Executive Officer of The Southern Company, serves on the Committee, and Mr. Addison, formerly, Chairman of the Board and Chief Executive Officer of The Southern Company and a director of the Company through December 1995, served on the Committee through May 1994. During 1995, affiliates of The Southern Company paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $180,722. The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1995, the limited liability company received $1,631,268 in lease payments from affiliates of The Southern Company.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company ("Named Executives") during or with respect to the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                 -----------------
                                           ----------------------------------------------       LONG-TERM
                                                                             OTHER ANNUAL    INCENTIVE PLAN        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR  SALARY (1)(2)   BONUS (1)(2)(3)   COMPENSATION   PAYOUTS (1)(3)(4)   COMPENSATION (5)
                (A)                  (B)        (C)              (D)             (E)               (H)                (I)
-----------------------------------  ----  -------------   ---------------   ------------   -----------------   ----------------
DRAYTON NABERS, JR.                  1995    $499,167         $459,000          $2,970         $738,439(6)           $4,500
Chairman of the Board, President     1994     438,550          400,500           1,188          624,499               4,500
 and Chief Executive Officer         1993     398,583          365,700           2,238          520,122               6,746

JOHN D. JOHNS                        1995     282,500          200,000             -0-          141,328(6)            4,500
Executive Vice President and Chief   1994     268,333          189,000             -0-           87,041               4,500
 Financial Officer since October     1993      60,001           75,020             -0-              -0-                 -0-
 1993

R. STEPHEN BRIGGS                    1995     282,500          190,000           1,056          279,123(6)            4,500
Executive Vice President             1994     268,333          153,900           3,168          243,706               4,500
                                     1993     222,392          149,100           4,218          204,345               6,746

A. S. WILLIAMS III                   1995     263,333          159,000           2,970          317,988(6)            4,500
Senior Vice President, Investments   1994     252,500          153,000           2,970          263,283               4,500
 and Treasurer                       1993     227,008          137,800           4,020          217,077               6,746

JIM E. MASSENGALE                    1995     203,333          123,000             753          268,523(6)            4,500
Senior Vice President                1994     193,550          117,000             728          235,020               4,500
                                     1993     184,417           97,800           1,249          158,966               5,991

------------------------
FOOTNOTES:

(1) For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation".
(2) Includes amounts that the named executive officer may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3) Includes amounts that the named executive officer may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers. (See "Proposals to Approve Deferred Compensation Plans".)
(4) For further information, see the "Long-Term Incentive Plan -- Awards In Last Fiscal Year" table.
(5) Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6) 1995 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.


                             PERFORMANCE SHARE PLAN

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                    PERFORMANCE OR       NON- STOCK PRICE-BASED PLANS
                                NUMBER OF         OTHER PERIOD UNTIL              (IN SHARES)
                             SHARES, UNITS OR       MATURATION OR       -------------------------------
          NAME               OTHER RIGHTS (#)           PAYOUT          THRESHOLD     TARGET    MAXIMUM
           (A)                     (B)                   (C)               (D)         (E)        (F)
-------------------------    ----------------     ------------------    ---------     ------    -------
Drayton Nabers, Jr.             14,280 shares     December 31, 1998       7,140       14,280    24,276
John D. Johns                    5,640 shares     December 31, 1998       2,820        5,640     9,588
R. Stephen Briggs                5,640 shares     December 31, 1998       2,820        5,640     9,588
A. S. Williams III               4,400 shares     December 31, 1998       2,200        4,400     7,480
Jim E. Massengale                3,360 shares     December 31, 1998       1,680        3,360     5,712

    In 1995, the Compensation and Management Succession Committee of the Company's Board of Directors awarded performance shares, as indicated, to the above Named Executives, which are not payable, if at all, until the results of the comparison group of companies for the four-year period ending December 31, 1998 are known.

    With respect to 1995 awards awarded to the Named Executives, 125% of the award is earned if the Company's average return on average equity for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 170% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                                  PENSION PLAN

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                      ---------------------------------------------------------
REMUNERATION             15          20          25          30          35
--------------------  ---------   ---------   ---------   ---------   ---------
$  125,000..........  $ 27,932    $ 37,242    $ 46,553    $ 55,864    $ 65,174
   150,000..........    33,932      45,242      56,553      67,864      79,174
   175,000*.........    39,932      53,242      66,553      79,864      93,174
   200,000*.........    45,932      61,242      76,553      91,864     107,174
   225,000*.........    51,932      69,242      86,553     103,864     121,174*
   250,000*.........    57,932      77,242      96,553     115,864     135,174*
   275,000*.........    63,932      85,242     106,553     127,864*    149,174*
   300,000*.........    69,932      93,242     116,553     139,864*    163,174*
   400,000*.........    93,932     125,242*    156,553*    187,864*    219,174*
   500,000*.........   117,932     157,242*    196,553*    235,864*    275,174*
   600,000*.........   141,932*    189,242*    236,553*    283,864*    331,174*
   700,000*.........   165,932*    221,242*    276,553*    331,864*    387,174*
   800,000*.........   189,932*    253,242*    316,553*    379,864*    443,174*
   900,000*.........   213,932*    285,242*    356,553*    427,864*    499,174*
 1,000,000*.........   237,932*    317,242*    396,553*    475,864*    555,174*

------------------------
*Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $120,000 for 1996 and is subject to increase in later years. In addition, in 1996, such a plan may not take into account annual compensation in excess of $150,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan ("Excess Benefit Plan"), adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Protective Life Corporation Pension Plan ("Pension Plan"), of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and (2) the amount actually payable under the Pension Plan as so limited.

    The above table illustrates estimated gross annual benefits which would be payable for life in a straight life annuity commencing at normal retirement age under the Pension Plan and the Excess Benefit Plan for employees with average compensation (remuneration under the table above) and years of service. Benefits in the above table are not reduced by social security or other offset amounts.

    Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by the Company) may be included in obtaining the average compensation.

    The Named Executives and their estimated length of service as of December 31, 1995 are provided in the following table.

                                                    YEARS OF
          NAME                                      SERVICE
          ----------------------------------------  --------
          Drayton Nabers, Jr......................       17
          John D. Johns...........................        2
          R. Stephen Briggs.......................       24
          A. S. Williams III......................       31
          Jim E. Massengale.......................       12

                       SEVERANCE COMPENSATION AGREEMENTS

    The Company has entered into Severance Compensation Agreements with all executive officers and several other officers. These agreements provide for certain payments upon termination of employment or reduction in duties or compensation following certain events constituting a "change in control". The agreements may be terminated or modified by the Board of Directors at any time prior to a change in control. The benefits granted upon termination of employment are (i) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment and
(ii) a plan distribution. The distribution shall consist of (1) the payment in full of all pending performance share awards as if fully earned, using the higher of the market price or price of the Company's Common Stock in the transaction effecting the change in control, and (2) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service).

    The maximum benefits are limited to two times the sum of the executive's most recent annualized base salary plus the last earned bonus under the Company's Annual Incentive Plan (not to exceed certain tax law limitations). The Severance Compensation Agreements also provide that if the Performance Share Plan has terminated before the time of payment of benefits, the amount of benefits under the Severance Compensation Agreements would be reduced by any payment to the executive due to the termination of the Performance Share Plan.

               COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Management Succession Committee ("Committee") has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under other compensation plans, including the Company's Annual Incentive Plan and its Performance Share Plan. This Report on Executive Compensation ("Report") was prepared by the Committee.

    There were three primary types of compensation paid to executive officers of the Company in 1995: (i) salary, (ii) Annual Incentive Plan bonuses, and (iii) long-term incentive Performance Share Plan awards which are further described below. A significant portion of the Chief Executive Officer's total compensation is incentive compensation. As reflected in the Summary Compensation Table, for 1995, 70% of the Chief Executive Officer's total compensation was incentive compensation.

SALARY

    The Company utilizes a nationally recognized salary administration methodology for its executive officers whereby each position, including that of Chief Executive Officer, has assigned points based upon several factors including level of responsibility. The number of points translates into a salary range which is reviewed by the Company's compensation consultants and compared to similar positions in other insurance companies of comparable size measured by total assets and/or revenues. Some of the companies in the peer group listed on page 21 are included in the comparison group. Similar salary survey data for life insurance companies from at least one other nationally recognized compensation consulting source is reviewed to confirm the Chief Executive Officer's salary range. Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) guide determination of where an individual employee's salary falls within the position's salary range. Company performance may also be a factor in determining the amount of any base salary increase for the Chief Executive Officer. No specific weights are given to any of the factors considered by the Committee. Based upon such an analysis, which was prepared for the Committee's review, the Committee established the Chief Executive Officer's 1995 base salary at $510,000.

    The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation approximately at the seventy-fifth percentile for Company performance at the seventy-fifth percentile as related to that of a comparison group of companies. Growth in earnings per share and return on average equity are the two principal measures of Company performance employed by the Committee.

ANNUAL INCENTIVE PLAN

    In 1973, the Company adopted an annual cash bonus plan, which in 1990 was amended and renamed the Annual Incentive Plan ("AIP"). The AIP was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves each annual bonus paid to the executive officers, including the Chief Executive Officer. Currently, there are 139 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 45% of salary. The Chief Executive Officer's target bonus percentage is 45%. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

    The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of the Company's pretax income for that year. In 1995, $3.3 million, or 2.7% of the Company's 1995 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year. The Committee has authority to determine to what extent a nonrecurring gain or loss may be included in the amount of pretax income in the administration of this plan. No adjustment was made to 1995 pretax income.

    An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other named executive officers, 40% to 100% of their respective AIP bonuses is based upon Company performance.

    Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 45% of 1995 base salary if the Company's 1995 operating earnings per share were $2.40 representing approximately a 16% operating return on average equity. A maximum bonus, 200% of target or 90% of Mr. Nabers' 1995 base salary would be paid if the Company's operating earnings were $2.65 representing approximately a 17.5% operating return on average equity. The Company's 1995 operating earnings per share of $2.68 per share representing approximately a 17.7% operating return on average equity resulted in Mr. Nabers earning a maximum AIP bonus of 90% of his 1995 base salary, or $459,000. The total payout to all employees under the AIP for 1995 was $3.7 million, which is 3.1% of the Company's pretax earnings.

    The Committee believes that its administration of the AIP relates bonuses paid to the Chief Executive Officer to Company performance.

PERFORMANCE SHARE PLAN

    The Performance Share Plan was initially adopted in 1973 by stockholders to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase stockholdings in the Company. Under the Performance Share Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, are eligible to participate in the Performance Share Plan. Those selected by the Committee are awarded performance shares on an annual basis, each of which has a potential value equal to the market value of one share of Company Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1995 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times base salary plus target AIP bonus, divided by the average share price of the Company's Common Stock. Each employee is assigned an award percentage which ranges from 20% to 50%, to provide long-term compensation which is competitive to that offered by insurance companies of comparable size. The Chief Executive Officer's 1995 award percentage is 50%. For 1995, a total of 71,170 shares were awarded to 27 participants. For further information, see the "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table on page 14 and the accompanying text for a description of how 1995 awards may be earned.

    Under the Performance Share Plan, the criterion for payment of performance share awards is made in accordance with the Company's average return on average equity for an award period compared with that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 21). If the Company's four-year results are below the median of the comparison group no portion of the award is earned. The Committee believes the operation of the Performance Share Plan relates long-term incentive compensation to the Company's long-term performance.

    For 1994, Mr. Nabers received $624,499 in shares of Company Common Stock and cash, representing 94.7% of his 1991 performance share award for 1994 results placing the Company in the top 14% of the comparison group. $445,342 of this payment, or 71%, represents appreciation in the market value of Company Common Stock since the award date.

    Results for the award period ending in 1995 will not be known until the 1995 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 1995 results will place the Company in the top 13% of the comparison group which will entitle Mr. Nabers to receive approximately $738,439 in shares of Company Common Stock and cash, representing 121% of his 1992 performance share award. $534,792 of this payment, or 72%, would represent appreciation in the market value of Company Common Stock since the award date.

$1 MILLION LIMIT ON EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, states that publicly held corporations may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless such compensation is "qualified performance-based compensation". To date, after giving effect to deferred compensation arrangements, none of the named executives in this Report has received compensation which exceeds such a $1 million annual limit. The Company's Annual Incentive Plan and Performance Share Plan previously have been approved by stockholders and the Company's executive compensation procedures meet many, though not all, of the requirements necessary to meet the criteria for "qualified performance-based compensation". Under a transition rule for plans that have been previously approved by stockholders, the Company may deduct any annual compensation in excess of $1 million until 1997, provided certain procedural actions are taken by the Committee. The Committee is presently studying what possible revisions to the Company's executive compensation plans, and the administration thereof, might be required in order to be able to deduct any covered compensation in excess of $1 million after 1997.

                                             COMPENSATION AND MANAGEMENT
                                                 SUCCESSION COMMITTEE

                                            John J. McMahon, Jr., Chairman
                                      A. W. Dahlberg               John W. Woods
                                      Herbert A. Sklenar         Ronald L. Kuehn

                             PERFORMANCE COMPARISON

    The following graph compares total returns on the Company's Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown in the graph below is not necessarily indicative of future performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
      AMONG PROTECTIVE LIFE CORPORATION, THE S&P 500, AND A PEER GROUP (2)

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 1990     1991     1992     1993     1994     1995
PROTECTIVE LIFE CORPORATION       100      134      222      329      373      491
S&P 500                           100      130      140      155      157      215
PEER GROUP                        100      140      173      188      182      264

FOOTNOTES:
(1) Assumes $100 invested on December 31, 1990 in Protective Life Corporation, S&P 500, and Peer Group common stocks including reinvestment of dividends.
(2) Fiscal Year ending December 31.

    The companies included in the Peer Group index are generally identical to those companies included in the Company's 1995 Performance Share Plan comparison group of companies, which is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1995, excluding downstream affiliates of any companies in the comparison group. The Peer Group excludes EMPHESYS Financial Group, Inc., Southwestern Life Corporation, and USLICO Corporation that are included in the Company's 1995 Performance Share Plan comparison group of companies because, although they were among the 40 largest companies on January 1, 1995, they were not publicly held on December 31, 1995. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are:

  Aetna Life & Casualty Company         Kansas City Life Insurance Company
  AFLAC, Inc.                           The Liberty Corporation
  Alfa Corporation                      Life Partners Group, Inc.
  American General Corporation          Lincoln National Corporation
  American Heritage Life Investment     National Western Life Insurance Company
   Corporation                          Old Republic International
  American International Group, Inc.    Presidential Life Corporation
  American National Insurance Company   Protective Life Corporation
  Aon Corporation                       Provident Life & Accident Insurance
  CIGNA Corporation                      Company of America
  CNA Financial Corporation             Providian Corporation
  Conseco, Inc.                         ReliaStar Financial Corporation
  Delphi Financial Group, Inc.          Security-Connecticut Corporation
  The Equitable Companies Incorporated  Sun America, Inc.
  Equitable of Iowa Companies           Torchmark Corporation
  First Colony Corporation              United Insurance Companies, Inc.
  Home Beneficial Corporation           Unitrin Incorporated
  Independent Insurance Group, Inc.     UNUM Corporation
  Jefferson-Pilot Corporation           USLIFE Corporation
  John Alden Financial Corporation      Washington National Corporation

    The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. Kemper Corporation was deleted because the NATIONAL UNDERWRITER lists it as a financial services company, and American Income Holding, Inc., Southwestern Life Corporation, The Statesman Group, Inc., and USLICO Corporation were deleted because they were acquired by other companies. Security-Connecticut Corporation and United Insurance Companies, Inc. were added to the Peer Group index because they were among the 40 largest companies on January 1, 1995.

    As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation", the Company's incentive compensation is predominantly based upon comparisons of the Company's return on average equity (rather than total return) to that of a comparison group of companies. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.

                               PROTECTIVE LIFE           COMPARISON GROUP
                                 CORPORATION                 MEDIAN(1)
                           -----------------------   -------------------------
YEAR                       ROE(2)   AVERAGE ROE(3)    ROE(2)    AVERAGE ROE(3)
-------------------------  ------   --------------   --------   --------------
1995.....................    17.7%       18.0%        11.7%(4)      11.5%(4)
1994.....................    20.1        17.3         10.5           9.5
1993.....................    18.6        15.6         12.4           9.7
1992.....................    15.5        13.5         12.1          10.2
1991.....................    15.1         9.8         11.1           9.8

------------------------
FOOTNOTES:
(1) The median is the middle value in a distribution, above and below which lie an equal number of values.
(2) Return on average equity for the year shown. For 1993, 1994, and 1995, average equity excludes net unrealized gains and losses on investments.
(3) Average return on average equity for the four-year award period ending with the year shown.
(4) The 1995 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.

                              CERTAIN TRANSACTIONS

    Director Woods is Chairman of the Board of AmSouth Bancorporation, a bank holding company which owns all of the stock of AmSouth Bank of Alabama. In addition to Mr. Woods, one of the directors of the Company is also a director of such bank and two are directors of AmSouth Bancorporation. Through April 1995, Director Rushton was also a director of AmSouth Bancorporation and AmSouth Bank of Alabama. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). In 1995, Protective Life and the Company paid $1,490,270 in credit and mortgage insurance and annuity commissions and $3,771,425 in interest, mortgage loan service fees, and other charges to AmSouth Bank of Alabama and other subsidiaries of AmSouth Bancorporation.

    In 1995, the Company received $20,206 from the National Bank of Commerce of Birmingham ("NBC"), in connection with the provision of a partial guaranty of mortgage loan participations previously sold to NBC, which has two directors in common with the Company.

    The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1995, the limited liability company received $1,631,268 in lease payments from affiliates of The Southern Company. The Southern Company has two directors in common with the Company. Financing for the purchase of the office building was provided to the limited liability company by SunTrust Bank, Atlanta which has two directors in common with the Company. In 1995, the limited liability company paid $429,618 in interest and the Company paid $14,354 in credit and mortgage insurance commissions and mortgage loan service fees to SunTrust Bank, Atlanta.

    In 1995, the Company paid $4,648 in fees to Equifax, Inc., which has one director in common with the Company.

    During 1995, the following corporations with which one or more of the Company's directors were affiliated paid Protective Life premiums, fees, or investment product deposits for various types of insurance as follows:

      Alabama Power Company.............................   $   714,563
      AmSouth Bancorporation and subsidiaries...........     5,004,741
      Coca-Cola Bottling Company United, Inc............       108,856
      McWane, Inc. and affiliates.......................       264,747
      National Bank of Commerce of Birmingham...........        89,825
      Pattillo Construction Company, Inc................        16,420
      Sonat Inc. and subsidiaries.......................       360,000
      Southern Research Institute.......................        61,336
      SunTrust Banks, Inc. and affiliates...............    10,023,355
      The Southern Company and affiliates...............       180,722
      Vulcan Materials Company..........................     4,396,374

                              PROPOSALS TO APPROVE
                          DEFERRED COMPENSATION PLANS

    At the Annual Meeting, stockholders will be asked to approve the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers. Such approval by stockholders is one of several requirements under Section 16(b) of the Securities and Exchange Act of 1934, to enable an award or payment of the Company's stock (or stock equivalents) to a director or executive officer of the Company to qualify for certain exemptions available under the Federal securities laws.

    On March 8, 1996, the closing price of the Company's Common Stock on the New York Stock Exchange was $34.63.

DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY

    The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their directors' fees. Directors' fees so deferred are credited to the directors in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred directors' fees will be distributed in stock or cash as specified by the directors in accordance with the Directors' Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

    There are currently ten non-employee directors eligible to participate in the Directors' Plan. The number of non-employee directors who actually participate in the Directors' Plan may vary from year to year. Employees of the Company or its subsidiaries, whether or not directors, are not eligible to participate in the Directors' Plan.

    The number of any stock equivalents acquired under the Directors' Plan is based on the fair market value of a share of the Company's Common Stock on the date fees would otherwise have been payable to the participating director.

    The table below shows the aggregate amount of fees deferred and the amount of cash and stock equivalents, including interest and dividends, credited to participating directors at December 31, 1995.

                                                       CREDITED TO PARTICIPANTS
                           DIRECTORS' FEES DEFERRED      AT DECEMBER 31, 1995
                          --------------------------   ------------------------
                                   THROUGH DECEMBER           STOCK EQUIVALENTS
PARTICIPATING DIRECTORS   IN 1995      31, 1995        CASH      (IN SHARES)
------------------------  -------  -----------------   -----  -----------------
All participating
 Directors who are not
 employees of the
 Company, as a group
  (1 person)............  $26,100       $58,555        $-0-               2,602

VOTE REQUIRED

    To approve the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY.

DEFERRED COMPENSATION PLAN FOR OFFICERS

    The Company has established a Deferred Compensation Plan for Officers (the "Officers' Plan") whereby eligible officers may voluntarily elect to defer to a specified date receipt of all or any portion of their Annual Incentive Plan and Performance Share Plan bonuses. Bonuses so deferred are credited to the officers in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred bonuses will be distributed in stock or cash as specified by the officers in accordance with the Officers' Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

    There are currently 139 officers eligible to participate in the Officers' Plan. The number of officers who actually participate in the Officers' Plan may vary from year to year. Non-employee directors and employees who are not officers of the Company or its subsidiaries, are not eligible to participate in the Officers' Plan.

    The number of stock equivalents acquired under the Officers' Plan is based on the fair market value of a share of the Company's Common Stock on the date bonuses would otherwise have been payable to the participating officer.

    The table below shows the aggregate amount of bonuses which were deferred and the amount of cash and stock equivalents, including interest and dividends, credited to participating officers at December 31, 1995.

                                                                                                      CREDITED TO PARTICIPANTS AT
                                                                           BONUSES DEFERRED                DECEMBER 31, 1995
                                                                    ------------------------------    ---------------------------
                                                                                 THROUGH DECEMBER               STOCK EQUIVALENTS
PARTICIPATING OFFICERS                                               IN 1995         31, 1995          CASH        (IN SHARES)
-----------------------------------------------------------------   ----------   -----------------    -------   -----------------
Drayton Nabers, Jr...............................................   $  624,499      $1,082,932        $     0              48,139
John D. Johns....................................................       85,157         138,321              0               6,081
R. Stephen Briggs................................................      238,513         441,442              0              19,680
A. S. Williams III...............................................      257,723         472,628              0              21,023
Jim E. Massengale................................................            0         184,128              0               8,840
All participating executive officers, as a group (9 persons).....    1,787,239       3,391,515              0             151,019
All participating officers who are not executive officers, as a
 group (19 persons)..............................................    1,009,155       1,620,848         50,904              69,428
All participating officers, as a group (28 persons)..............    2,796,394       5,012,363         50,904             220,447

VOTE REQUIRED

    To approve the Company's Deferred Compensation Plan for Officers, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S DEFERRED COMPENSATION PLAN FOR OFFICERS.

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P. was selected as the principal independent public accountants for the Company and its subsidiaries for 1995. It is anticipated that Coopers & Lybrand L.L.P. will be selected again in 1996 as the Company's principal independent public accountants. This firm has served as independent public accountants for the Company and its predecessor since 1974. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

    In evaluating the selection of Coopers & Lybrand L.L.P. as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that Coopers & Lybrand L.L.P. will likely be asked to provide for the Company during 1996, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1995 and determined that they were consistent with Company policy.

ANNUAL REPORTS AVAILABLE

    A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM THE SECRETARY OF THE CORPORATION, PROTECTIVE LIFE CORPORATION, P. O. BOX 2606, BIRMINGHAM, ALABAMA 35202.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO ELECTRONICALLY ACCESSIBLE THROUGH THE INTERNET FROM THE "EDGAR DATABASE OF CORPORATE INFORMATION" ON THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (HTTP://WWW.SEC.GOV).

STOCKHOLDER PROPOSALS

    In order to be included in the proxy materials for the Company's 1997 Annual Meeting of Stockholders, any proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received in written form by the Company's Secretary at the principal office of the Company at the address stated above on or before November 29, 1996.

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

                                  FOR OFFICERS

1. ELIGIBILITY AND PURPOSE
    Officers of Protective Life Corporation and its affiliates (the "Company") who participate in either the Annual Incentive Plan (or other eligible bonus plan) or Performance Share Plan, or both shall be eligible to participate in the Protective Life Corporation Deferred Compensation Plan for Officers (the "Plan"). Any Officer who elects to participate in the Plan ("Officer") shall thereby defer the receipt of all or any portion of such bonuses payable by the Company to such Officer (the "Deferrable Compensation").

2. DEFERRAL OF COMPENSATION
    An Officer may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company prior to the first day of the calendar year for which the election is to be effective or at such other time and subject to such other conditions as the Company shall determine, PROVIDED, THAT, any such election shall be applicable only to Deferrable Compensation with respect to which the Officer, at the time of election, has no current right to receive. The amount of Deferrable Compensation deferred shall be paid or distributed to the Officer in accordance with the provisions of Section 5 or Section 6, below.

3. DEFERRED COMPENSATION ACCOUNT
    The Company shall establish a deferred compensation account (the "Account") for the Officer. As of the date payments of Deferrable Compensation otherwise would be made to the Officer, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Officer has elected to defer.

4. CASH OR STOCK ELECTION

    (a) As of the date payments of Deferrable Compensation otherwise would be made to the Officer, the amount due the Officer shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Officer shall elect, except that any Performance Share Plan bonuses will be credited as a stock allotment.

    (b) If a cash allotment is elected in whole or in part, the Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Officer's service and after the Officer's death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6, below. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as reported on the Bloomberg financial news system. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

    (c)(1) If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $0.50 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934,

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

                            FOR OFFICERS (CONTINUED)

4. CASH OR STOCK ELECTION (CONTINUED)
as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in the Protective Life Corporation Rights Agreement, as in effect from time to time).

    (2) The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

    (3) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in the Protective Life Corporation Rights Agreement, as in effect from time to time).

5. DISTRIBUTION

    (a) Except as otherwise provided in the Plan, at the Officer's election, the balance in the Account shall be paid out to the Officer commencing on the date which the Officer has specified on his or her election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Officer's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be in a form prescribed by the Company and received by the Company at least six months prior to such Officer's retirement from the Company and prior to the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Officer.

    (b) Notwithstanding the provisions of Section 5(a), in the event the Officer ceases to be employed by the Company, other than after a Change in Control as defined in Section 6(a) below or due to such

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

                            FOR OFFICERS (CONTINUED)

5. DISTRIBUTION (CONTINUED)
Officer's retirement pursuant to terms of the Company's qualified pension plan, prior to distribution of the entire balance in the Officer's Account, the balance in the Account shall be payable in a lump sum.

    (c) In the event of the death of the Officer prior to distribution of the entire balance in the Officer's Account, the balance in the Account shall be payable in a lump sum to:

        (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Officer may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

        (ii) the beneficiary (or beneficiaries in such proportions as) the Officer may have designated by will or, if no beneficiary is designated,

        (iii) the legal representative of the Officer's estate.

    In the event an Officer becomes disabled or suffers a hardship, the payment commencement date and/or payment schedule with respect to a balance in an Officer's Account may be accelerated by the Compensation and Management
Succession Committee of Protective Life Corporation (or its designee) in its sole discretion.

    (d)  The  provisions of  the Plan  shall apply  to and  be binding  upon the
beneficiaries,  distributees  and   personal  representatives   and  any   other
successors in interest of the Officer.

    (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

    (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

6. ACCELERATION OF DISTRIBUTION

    (a) "Change in Control" is:

        (1) as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time; or

        (2) approval by the Board of (i) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the
    Exchange Act, controls 15% or more of the combined voting power of the continuing or surviving corporation; (ii) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of Protective Life Corporation, including, without limitation, any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all, of the assets of Protective Life Insurance Company; or (iii) any plan or proposal for the liquidation or dissolution of Protective Life Corporation; provided, however, that, if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

                            FOR OFFICERS (CONTINUED)

6. ACCELERATION OF DISTRIBUTION (CONTINUED) a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

    (b) Upon a Change in Control or any time thereafter, the Officer may convert any stock allotments in the Account (including Performance Share Plan bonuses credited as a stock allotment) into cash allotments. The Officer may not convert any cash allotments in the Account into stock allotments.

    (c) Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after or in connection with the occurrence of such Change in Control either of the following events occurs:

        (1) the Officer ceases to have duties consistent with the Officer's position, responsibilities and status with the Company immediately prior to a Change in Control;

        (2) the Plan is terminated; or

        (3) the Company's capital structure is changed materially;

then the balance in the Account shall be paid in a lump sum to the Officer as soon as practicable after January 1 of the calendar year immediately following such second event unless such Officer completes a new election form, prior to the end of the calendar year in which such second event occurs, electing an alternative method and/or timing of distribution. Notwithstanding the foregoing, no such election shall cause a distribution to be made earlier than the calendar year following the year in which such election is made.

    (d) Distribution shall be in accordance with Sections 5(b), 5(c), 5(d) and 5(e), above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

    (e) With respect to conversions of stock allotments in the Officer's Account into cash allotments in accordance with Section 6(b), the converted stock allotments shall be valued at the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the effective date of such conversions; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

    (f) Any payments shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose. The Company shall promptly reimburse the Officer for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

    (g) This Section 6 may not be amended or modified after the occurrence of a Change in Control.

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

                            FOR OFFICERS (CONTINUED)

7. MISCELLANEOUS

    (a) Except as set forth in 6(c) above, the election to defer Deferrable Compensation, including, but not limited to, the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than seven (7) days preceding the payment date of subsequent Deferrable Compensation to which such change or revocation is applicable.

    (b) Neither the Officer nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of an Officer hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Officer shall be those of an unsecured general creditor of the Company.

    (c) The interest of the Officer under the Plan shall not be assignable by the Officer or the Officer's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Officer's interest; provided, however, that (i) the Officer may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Officer's estate may assign the Officer's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Officer's death.

    (d) Except as provided in Section 6, above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Officer immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6, above.

    (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Officer beyond the term for which such Officer may have been elected or appointed or shall prevent the removal of such Officer.

    (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Compensation and Management Succession Committee of Protective Life Corporation (or its designee) whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

    (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by an Officer prior to payment of such amounts from the Officer's Account, such amounts shall be immediately paid to such Officer, notwithstanding the Officer's elections pursuant to Section 2.

    (h) The Deferrable Compensation is still subject to Federal Insurance Contributions Taxes at the rate required by Section 3101 of the Internal Revenue Code, as amended. The Company will withhold such taxes from other compensation which is not deferred.

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

               FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY

1. ELIGIBILITY AND PURPOSE
    Each member of the Board of Directors (the "Board") of Protective Life Corporation (the "Company") who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Protective Life Corporation Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan"). Any member of the Board who elects to participate in the Plan ("Director") shall thereby defer the receipt of all or any portion of the annual retainer (except any voluntary contributions to the Company's Political Action Committees paid out of such retainer), meeting and committee fees payable by the Company to such Director for serving as a member of the Board or one or more of its committees (the "Deferrable Compensation").

2. DEFERRAL OF COMPENSATION
    A Director may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company prior to the first day of the calendar year for which the election is to be effective or at such other time and subject to such other conditions as the Company shall determine, PROVIDED, THAT, any such election shall be applicable only to Deferrable Compensation with respect to which the Director, at the time of election, has no current right to receive. In the calendar year that a Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of the Deferrable Compensation, provided that the election form is delivered to the Company within thirty (30) days after the Director first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Deferrable Compensation earned after the effective date of the election. The amount of Deferrable Compensation deferred shall be paid or distributed to the Director in accordance with the provisions of Section 5 or Section 6, below.

3. DEFERRED COMPENSATION ACCOUNT
    The Company shall establish a deferred compensation account (the "Account") for the Director. As of the date payments of Deferrable Compensation otherwise would be made to the Director, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Director has elected to defer.

4. CASH OR STOCK ELECTION

    (a) As of the date payments of Deferrable Compensation otherwise would be made to the Director, the amount due the Director shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Director shall elect.

    (b) If a cash allotment is elected in whole or in part, the Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Director's service and after the Director's death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6, below. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as reported on the Bloomberg financial news system. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

    (c)(1) If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $0.50 per share (the "Common Stock"), that could be purchased with the

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

         FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY (CONTINUED)

4. CASH OR STOCK ELECTION (CONTINUED)
dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time).

    (2) The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

    (3) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time).

5. DISTRIBUTION

    (a) Except as otherwise provided in the Plan, at the Director's election, the balance in the Account shall be paid out to the Director commencing on the date which the Director has specified on his or her election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Director's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be in a form prescribed by the Company and received by the Company at least six months prior to such Director's retirement as Director of the Company and prior to the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

         FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY (CONTINUED)

5. DISTRIBUTION (CONTINUED)
remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Director.

    (b) Notwithstanding the provisions of Section 5(a), in the event the Director ceases to hold office as a member of the Board, other than after a Change in Control (as defined in Section 6(a) below) or due to such Director's retirement from the Board, prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum.

    (c) In the event of the death of the Director prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum to

        (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Director may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

        (ii) the beneficiary (or beneficiaries in such proportions as) the Director may have designated by will or, if no beneficiary is designated,

        (iii) the legal representative of the Director's estate.

    In the event a Director becomes disabled, the payment commencement date and/or payment schedule with respect to a balance in a Director's Account may be accelerated by the Board Structure and Nominating Committee (or its designee) in its sole discretion.

    (d) The  provisions of  the Plan  shall apply  to and  be binding  upon  the
beneficiaries,   distributees  and   personal  representatives   and  any  other
successors in interest of the Director.

    (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

    (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

6. ACCELERATION OF DISTRIBUTION

    (a) "Change in Control" is:

        (1) as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time; or

        (2) approval by the Board of (i) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 15% or more of the combined voting power of the continuing or surviving corporation; (ii) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company; or (iii) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that, if at the time of such approval, a majority of the Continuing

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

         FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY (CONTINUED)

6. ACCELERATION OF DISTRIBUTION (CONTINUED)
    Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

    (b) Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after or in connection with the occurrence of such Change in Control either of the following events occurs:

        (1) the Director ceases to hold office as a member of the Board;

        (2) the Plan is terminated; or

        (3) the Company's capital structure is changed materially;

then the balance in the Account shall be payable in a lump sum to the Director as soon as practicable after January 1 of the following calendar year unless such Director completes a new election form prior to the end of the current calendar year, determining the method and timing of election, provided, that, no such election shall cause a distribution to occur earlier than the calendar year following such election. If payment is payable in a lump sum, such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

    (c) Distribution shall be in accordance with Sections 5(b), 5(c), 5(d) and 5(e), above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

    (d) The Company shall promptly reimburse the Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

    (e) This Section 6 may not be amended or modified after the occurrence of a Change in Control.

7. MISCELLANEOUS

    (a) Except  as provided  in 6(b)  above, the  election to  defer  Deferrable
Compensation, including, but not limited to, the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, shall be irrevocable as to amounts earned following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts earned in a subsequent time period is delivered to the Company not later than ten (10) days preceding the first day of the calendar month to which such change or revocation is applicable.

    (b) Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as

                          PROTECTIVE LIFE CORPORATION

                           DEFERRED COMPENSATION PLAN

         FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY (CONTINUED)

7. MISCELLANEOUS (CONTINUED)
and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Director shall be those of an unsecured general creditor of the Company.

    (c) The interest of the Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign the Director's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Director's death.

    (d) Except as provided in Section 6, above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Director immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6, above.

    (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director may have been elected or shall prevent the removal of such Director.

    (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

    (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Director prior to payment of such amounts from his Director's Account, such amounts shall be immediately paid to such director, notwithstanding his elections pursuant to
Section 2.

                           PROTECTIVE LIFE CORPORATION
                               Post Office Box 2606
                            Birmingham, Alabama  35202

                                      PROXY


     The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and John K. Wright, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, May 6, 1996 at 10:00 a.m., CDT, and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of, and Proxy Statement dated March 29, 1996 for, said meeting (receipt whereof is hereby acknowledged).

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
1. ELECTION OF DIRECTORS
/ / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below


WILLIAM J. RUSHTON III  JOHN W. WOODS         WILLIAM J. CABANISS, JR.
H. G. PATTILLO          DRAYTON NABERS, JR.   JOHN J. McMAHON, JR.
A. W. DAHLBERG          JOHN W. ROUSE, JR.    ROBERT T. DAVID
RONALD L. KUEHN, JR.    HERBERT A. SKLENAR    JAMES S. M. FRENCH
ROBERT A. YELLOWLEES

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name here:
                        ------------------------------------------------------

2. APPROVAL OF THE COMPANY'S DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY, AS DESCRIBED IN THE PROXY STATEMENT DATED
   MARCH 29, 1996.            / / FOR    / / AGAINST        / / ABSTAIN

3. APPROVAL OF THE COMPANY'S DEFERRED COMPENSATION PLAN FOR OFFICERS, AS DESCRIBED IN THE PROXY STATEMENT DATED MARCH 29, 1996.
          / / FOR        / / AGAINST         / / ABSTAIN

4. Unless "Authorization Withheld" is marked below, the persons named above as proxies are authorized to vote in accordance with their own judgment upon such other matter or matters as may properly come before the meeting.
          / / AUTHORIZATION WITHHELD

                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                     VOTED IN THE MANNER SPECIFIED ABOVE BY THE
                                     UNDERSIGNED.  IF NO DIRECTION IS MADE WITH
                                     RESPECT TO A PROPOSAL, THIS PROXY WILL BE
                                     VOTED "FOR" SUCH PROPOSAL.

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS.

                                     Dated                                , 1996
                                           -------------------------------


                                     -------------------------------------------
                                                     Signature


                                     -------------------------------------------
                                                     Signature

                                     Please sign exactly as your name appears hereon, date, and return promptly in the enclosed postage prepaid envelope.